APPENDIX A

DIRECTORS AND EXECUTIVE OFFICERS OF ETP LLC AND LE GP

The following tables set forth the names, positions and present principal occupations or employment and business addresses of the directors and executive officers of ETP LLC and LE GP. All the individuals listed below are citizens of the United States.

ETP LLC:

Name and Business Address	Capacity in Which Serves ETP LLC	Principal Occupation
Kelcy L. Warren 3738 Oak Lawn Ave. Dallas, TX 75219	Chairman of the Board and Chief Executive Officer	Chairman and Chief Executive Officer of Energy Transfer Partners, L.L.C. and Chairman of LE GP, LLC

Martin Salinas, Jr. 3738 Oak Lawn Ave. Dallas, TX 75219	Chief Financial Officer	Chief Financial Officer of Energy Transfer Partners, L.L.C.

Paul E. Glaske 3738 Oak Lawn Ave. Dallas, TX 75219	Director	Retired Chairman and CEO, Blue Bird Corporation

Ted Collins, Jr. 3738 Oak Lawn Ave. Dallas, TX 75219	Director	Independent Oil & Gas Producer

Michael K. Grimm 3738 Oak Lawn Ave. Dallas, TX 75219	Director	President of Rising Star Energy Development Company

Marshall S. McCrea, III 3738 Oak Lawn Ave. Dallas, TX 75219	President, Chief Operating Officer and Director	President and Chief Operating Officer of Energy Transfer Partners, L.L.C.

Thomas P. Mason 3738 Oak Lawn Ave. Dallas, TX 75219	Senior Vice President, General Counsel and Secretary	Senior Vice President, General Counsel and Secretary of Energy Transfer Partners, L.L.C.

Jamie Welch 3738 Oak Lawn Ave. Dallas, TX 75219	Director and ETE Group Chief Financial Officer and Head of Business Development	ETE Group Chief Financial Officer and Head of Business Development of Energy Transfer Partners, L.L.C. and Group Chief Financial Officer and Head of Business Development of LE GP, LLC

Richard Cargile 3738 Oak Lawn Ave. Dallas, TX 75219	President of Midstream Operations	President of Midstream Operations of Energy Transfer Partners, L.L.C.

David K. Skidmore 3738 Oak Lawn Ave. Dallas, TX 75219	Director	Vice President of Ventex Oil & Gas, Inc.

LE GP:

Name and Business Address	Capacity in Which Serves ETP LLC	Principal Occupation
John W. McReynolds 3738 Oak Lawn Ave. Dallas, TX 75219	Director and President	President of LE GP, LLC

Kelcy L. Warren 3738 Oak Lawn Ave. Dallas, TX 75219	Director and Chairman of the Board	Chairman and Chief Executive Officer of Energy Transfer Partners, L.L.C. and Chairman of LE GP, LLC

Jamie Welch 3738 Oak Lawn Ave. Dallas, TX 75219	Director and Group Chief Financial Officer and Head of Business Development	ETE Group Chief Financial Officer and Head of Business Development of Energy Transfer Partners, L.L.C. and Group Chief Financial Officer and Head of Business Development of LE GP, LLC

William P. Williams 3738 Oak Lawn Ave. Dallas, TX 75219	Director	Retired Vice President of Measurement, Energy Transfer Partners, L.L.C.

Marshall S. McCrea, III 3738 Oak Lawn Ave. Dallas, TX 75219	Director	President and Chief Operating Officer of Energy Transfer Partners, L.L.C.

Matthew S. Ramsey 3738 Oak Lawn Ave. Dallas, TX 75219	Director	President of RPM Exploration, Ltd. and Ramsey Energy management, LLC

K. Rick Turner 3738 Oak Lawn Ave. Dallas, TX 75219	Director	Private Equity Executive